UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2021

TIANCI INTERNATIONAL, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-184061	45-5440446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

No. 45-2, Jalan USJ 21/10

Subang Jaya 47640

Selangor Darul Ehsan, Malaysia

(Address of principal executive offices)

+60 1 2697 1115

(Issuer's Telephone Number)

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value US$0.0001	CIIT	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01  Entry into a Material Definitive Agreement.

Effective August 6, 2021, Tianci International, Inc., a Nevada corporation (“we,” “us” or the “Company”), Chuah Su Mei, our Chief Executive Officer, President and Director, and Silver Glory Group Limited, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) pursuant to which Chuah Su Mei agreed to sell to Silver Glory Group Limited all 1,793,000 shares of common stock of the Company held by her (the “Shares”) for cash consideration of Five Hundred Twenty Five Thousand Dollars ($525,000). The Shares represent approximately 73.18% of the issued and outstanding common stock of the Company and are being sold in reliance upon an exemption from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The closing of the sale of the Shares is subject to normal and customary representations and warranties and indemnification provisions.

Upon the closing of the sale of the Shares, all current directors and officers of the Company intend to resign and appoint designees of Silver Glory Group Limited as successors.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d). Exhibits.

Number	Exhibit

10.1	Stock Purchase Agreement, effective August 6, 2021, by and among Tianci International, Inc., Chuah Su Mei and Silver Glory Group Limited

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANCI INTERNATIONAL, INC.
(Registrant)

Dated: August 6, 2021	By:	/s/ Chuah Su Mei
Chuah Su Mei Chief Executive Officer, President and Director

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